UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2005

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities

On February 17, 2005, AAR CORP. (the “Company”) entered into an agreement to sell its Engine Component Services business, based in Windsor, Connecticut, to Chromally Gas Turbine Corporation a unit of Sequa Corporation.  The Company’s decision is expected to result in a pre-tax charge of approximately $3.3 million (approximately $2.1 million after-tax), all of which is expected to be recognized in the third quarter ending February 28, 2005 of fiscal 2005.  Of the $3.3 million pre-tax charge, severance charges are estimated to be $0.2 million and closing costs related to the transactions are $0.1 million.  The remaining portion of the charge ($3.0 million) represents the difference between proceeds and the net book value of the assets sold.

Item 9.01	Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press release issued by AAR CORP. on February 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:February 18, 2005

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by AAR CORP. on February 18, 2005 (filed herewith).